Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees/Directors

ING Investors Trust and ING Intermediate Bond Portfolio

We consent to the use of our reports dated February 25, 2013, incorporated herein by reference, on the financial statements of ING Bond Portfolio, a series of ING Investors Trust, and ING Intermediate Bond Portfolio, and to the references to our firm under the headings “REPRESENTATIONS AND WARRANTIES” and “FINANCIAL HIGHLIGHTS” in the Proxy Statement/Prospectus.

Boston, Massachusetts

December 2, 2013